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 DATED  1998


                              N B JACKSON & OTHERS


                                     - and -


                          PRODUCTION RESOURCE GROUP LLC



                            ------------------------
                            SHARE PURCHASE AGREEMENT
                            ------------------------




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                                    CONTENTS

Clause                              Heading                                Page

1.       Interpretation                                                       1

2.       Agreement to Sell                                                   11

3.       Consideration                                                       11

4.       Completion                                                          12

5.       The Warranties                                                      16

6.       Management Sellers' Continuing Obligations                          17

7.       Indemnity                                                           19

8.       Subscription Agreement                                              19

9.       Restrictive Trade Practices Act                                     21

10.      Successors and Assigns                                              21

11.      Release, Indulgence, etc by Buyer                                   22

12.      Notices                                                             22

13.      Confidentiality                                                     23

14.      Miscellaneous                                                       23

15.      Sale and Use Tax                                                    24

16.      Election for U.S. Income Tax Purposes                               25

17.      Further Assurance                                                   25

18.      Jurisdiction                                                        25

Schedule 1
The Sellers                                                                  27

Schedule 2
The Company                                                                  28

Schedule 3
The Subsidiaries                                                             30

Schedule 4
The Warranties                                                               32

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Schedule 5
Limitations on Liability                                                     45

Schedule 6
Properties                                                                   50

                                       2

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DATE OF AGREEMENT                                                          1998

PARTIES

(1)      The Persons listed in Schedule 1 ("the Sellers")

(2) PRODUCTION RESOURCE GROUP LLC, a Delaware limited liability company whose head office is at 539 Temple Hill Road New Windsor New York 12553 ("the Buyer")

IT IS AGREED THAT:

1.       Interpretation
         1.1 In this Agreement words and phrases shall, unless the context requires otherwise, have the following meanings.

                1.1.1 "the Accounts" means the audited financial statements of the Company and the audited consolidated financial statements of the Company and the Subsidiaries in each case for the year ended on the Accounts Date.

                1.1.2    "the Accounts Date" means 31 March 1998.

                1.1.3    "the Act" means the Companies Act 1985.

                1.1.4 "agreed form" means in the form of the draft, a copy of which is annexed to this Agreement and initialled for identification purposes by or on behalf of the parties or the form of the document as executed by the relevant parties.

                1.1.5 "the Auditors" means Arthur Anderson of 1 Victoria Square Birmingham B1 1BD.

                1.1.6 "the Business" means the business of designing manufacturing and supplying stage lighting systems for concerts and other functions and events.

                1.1.7 "the Buyer's Solicitors" means Gibson, Dunn & Crutcher LLP and Nabarro Nathanson.

                1.1.8 "Claim" means any claim by the Buyer pursuant to the terms of this Agreement.

                1.1.9 "the Company" means Light & Sound Design Holdings Limited details of which are set out in Schedule

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                         2.

                1.1.10   "Completion" means completion as per clause 0.

                1.1.11   "the Completion Date" means the date of this Agreement.

                1.1.12 "Consent" means approval, consent, ratification, waiver or other authorisation (including any Governmental Authorisation).

                1.1.13   "the Consideration" means $14,567,571.

                1.1.14 "the Deeds of Release" the deeds of release to be executed on completion by Murray Ventures PLC and Sumit Venture Fund One Limited Partnership relating to the release of the debentures in their favour set out in Schedules 2 and 3 and other security over any Group Company.

                1.1.15 "the Disclosure Letter" means the letter in the agreed form delivered by the Management Sellers to the Buyer immediately prior to execution of this Agreement which contains certain disclosures to the Warranties.

                1.1.16 "the Directors" means the directors of the Company and any one of them as appropriate.

                1.1.17 "the Employees" means the employees engaged by the Company and the Subsidiaries at Completion a list of whom is attached to the Disclosure Letter.

                1.1.18 "Encumbrance" means any charge, lien, option, security interest, any restriction on use, voting, transfer, receipt or income or exercise of any other attribute of ownership.

                1.1.19 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments and plant and animal life.

                1.1.20 "Environmental Law" means any Legal Requirement that requires or relates to:

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                         (a)   advising appropriate authorities, employees and
                               the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                         (c) reducing the quantities, preventing the release or minimising the hazardous characteristics of wastes that are generated;

                         (d) reducing to acceptable levels the risks inherent in the transportation and storage of hazardous substances, pollutants, oil or other potentially harmful substances;

                         (e) cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

                         (f) making responsible parties pay private parties or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                1.1.21 "the Equipment" means all items of machinery, equipment, furniture, fixtures and fittings used by the Company and the Subsidiaries as at Completion.

                1.1.22 "fully indemnified" means fully indemnified against all costs, demands, expenses and proceedings in respect of the matter concerned.

                1.1.23   "GAAP" means generally accepted UK accounting

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                         principles, applied on a basis consistent with the
                         basis on which the Accounts were prepared.

                1.1.24 "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorisation issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

                1.1.25   "Governmental Body" means any:

                         1.1.25.1 nation, state, city, district or other political subdivision or jurisdiction of any nature;

                         1.1.25.2    national, local, foreign or other
                                     government;

                         1.1.25.3 governmental or quasi-governmental authority of any nature (including any governmental ministry, agency, branch, department, official or entity and any court or other tribunal);

                         1.1.25.4 body exercising or entitled to exercise any administrative, executive, judicial, police, regulatory or taxing authority or power of any nature.

                1.1.26 "Group Companies" means, collectively, the Company, LSD and LSD, Inc.

                1.1.27 "the Intellectual Property" means in relation to the Company all patents, copyrights, design rights, trade marks, service marks, business names and trade names.

                1.1.28 "Legal Requirement" means any national, local, foreign, international order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

                1.1.29 "LSD" means Light and Sound Design Limited, one of the Subsidiaries.

                1.1.30 "LSD, Inc." means Light & Sound Design, Inc., one of the Subsidiaries.

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                1.1.31   "the Management Sellers" means all of the Sellers
                         other than John Lawrence, Murray Ventures PLC and Sumit Venture Fund One Limited Partnership.

                1.1.32 "Material Interest" means 10% or more of the share capital of or other ownership interest in any person.

                1.1.33 "Option Agreement" means the option agreement in the agreed form to be entered into on completion between the Management Sellers (1) and the Buyer (2).

                1.1.34 "the Option Shares" means certain of the 'B' ordinary shares of 20p each in the capital of the Company owned by the Management Sellers further details of which are set out in Schedule 1.

                1.1.35 "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or arbitrator.

                1.1.36 "the Pension Schemes" means the Light & Sound Design Stafflink Group Personal Pension Scheme, the Light & Sound Design Executive Pension Scheme and the Light & Sound Design Inc 401 (K) Plan.

                1.1.37 "person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability corporation, or trust.

                1.1.38 "Properties" means the leasehold properties of the Company and subsidiaries further details of which are set out in Schedule 6

                1.1.39 "Registrable Restriction" means a provision by virtue of which the Restrictive Trade Practices Act 1976 applies to an agreement.

                1.1.40   "Related person" means with respect to a person:

                         1.1.40.1 any person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified person;


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                         1.1.40.2   any person that holds a Material Interest in
                                    such specified person;

                         1.1.40.3 each person that serves as a director, officer, partner, executor or trustee of such specified person;

                         1.1.40.4 any person in which such specified person holds a Material Interest;

                         1.1.40.5 any person with respect to which such specified person serves as general partner or trustee;

                         1.1.40.6 any Related Person of any individual described in clause (0) or (0).

                1.1.41 "the Sale Shares" means the shares in the capital of the Company further details of which are set out in column 2 of Schedule 1.

                1.1.42 "the Sellers' Solicitors" means Dibb Lupton Alsop of Windsor House Temple Row Birmingham B2 5LF.

                1.1.43 "the Specified Rate" means 3% above the base lending-rate from time to time of Midland Bank plc.

                1.1.44 "the Service Agreements" the service agreements in the agreed form to be entered into upon Completion between each of the Management Sellers (1) and the Company (2).

                1.1.45 "the Subscription Agreement" the subscription agreement dated 13 April 1995 between Murray Ventures plc (1) Sumit Venture Fund One Limited Partnership (2) N B Jackson & Others (3) and the Company (4).

                1.1.46 "the Subsidiaries" means LSD & LSD, Inc further details of which are set out in Schedule 3.

                1.1.47 "Tax Claim" means any claim by the Buyer pursuant to the Tax Deed.

                1.1.48 "Taxes" shall bear the meaning given to "Tax" in the Tax Deed.

                1.1.49   "the Tax Deed" means a deed in the agreed form

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                         which contains certain covenants on the part of the
                         Management Sellers relating to the taxation affairs of the Company and LSD.

                1.1.50 "the Taxes Act" means the Income and Corporation Taxes Act 1988.

                1.1.51 "Transaction Documents" means collectively this Agreement, the Tax Deed, the Service Agreements, the Option Agreement and the Disclosure Letter (or any one of them as the case maybe).

                1.1.52 "UK Companies" means, collectively, the Company and LSD.

                1.1.53 "UK Facilities" means any real property, leaseholds or other interests in real property owned or operated by any UK Company and any buildings.

                1.1.54 "US Facilities" means any real property, leaseholds currently owned or operated by LSD, Inc.

                1.1.55   "the Warranties" means the warranties set out in
                         Schedule 4.

                1.1.56   "the Warrantors" means the Management Sellers.

                1.1.57 "Working Day" means a day (excluding Saturday and Sunday) on which clearing banks are generally open for business in the City of London.

         1.2 Words and phrases which are defined in the Act have the same meaning in this Agreement.

         1.3 Any reference to a statutory provision includes all modifications, enactments and amendments of that provision and any regulations which may have been made under it in both cases prior to the date of this Agreement.

         1.4 References to clauses and schedules are unless specified otherwise to the clauses and schedules of this Agreement.

         1.5 References to the masculine gender include the feminine and vice versa. Similarly, references to the singular include the plural and vice versa.

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         1.6    The headings and index to this Agreement have been inserted for convenience only. They are not to affect its construction or interpretation.

         1.7    The Schedules all form part of this Agreement.

         1.8 In clause 0 all references to "the Company" are to include a corresponding reference to the Subsidiaries.

         1.9 In Schedule 4 references to the Company are to include a corresponding reference to Light & Sound Design Limited and Light & Sound Design Inc save where expressly stated to the contrary.

         1.10 In Schedule 4 references to corporate constitution documents which have an English meaning are to include references in relation to Light & Sound Design Inc to the corresponding documents under the laws applicable to the incorporation of that entity.

2.       Agreement to Sell

         2.1    The Sellers will sell and the Buyer will buy the Sale Shares.

         2.2    The Sale Shares are sold:

                2.2.1    with full title guarantee;

                2.2.2 with the benefit of all rights attaching to them at Completion;

                2.2.3 free from all rights of pre-emption (which the Sellers waive or will procure the waiver of);

                2.2.4    free from any Encumbrances.

         2.3 Each Seller hereby warrants that he or it has incurred no obligation or liability, contingent or otherwise for brokerage or finders fees or agents commission or other similar payments or payments of professional fees in connection with the transaction contemplated by this Agreement which are or could become the obligation or liability of any Group Company.

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3.       Consideration

         3.1 The consideration for the sale of the Sale Shares and the obligations of the Sellers pursuant to this Agreement is the payment by the Buyer of the Consideration and the entering into of the Option Agreement.

4.       Completion
         4.1 The Buyer will not be bound to complete the purchase of any of the Sale Shares unless the Sellers satisfy all of their obligations pursuant to clauses 0 and 0 at the same time.

         4.2 The sale and purchase of the Sale Shares will be completed at a venue to be agreed by the parties on the Completion Date. The following will then occur.

         4.3    The Sellers are to deliver to the Buyer:

                4.3.1 duly executed transfers in respect of the Sale Shares in favour of the Buyer or its nominee;

                4.3.2 a duly executed transfer in respect of any shares in the Subsidiaries which are not registered in the name of the Company in favour of the Company;

                4.3.3 the share certificates relating to the Sale Shares and any shares transferred as contemplated by clause 0 (or an indemnity for lost share certificates in a form reasonably satisfactory to the Buyer);

                4.3.4 the statutory books of the Company and LSD written up to date;

                4.3.5 the books of unissued share certificates and the common seal of the Company and LSD;

                4.3.6 the certificate of incorporation and any certificates of incorporation on change of name of the Company and LSD;

                4.3.7 all available prints of the memorandum and articles of association of the Company and LSD;

                4.3.8 the share register, transfer records and minute books of Light and Sound Design Inc complete and up to date (but not to include the events

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                         occurring at or immediately prior to Completion) and
                         its Certificate of Incorporation and Common Seal.

                4.3.9    the Tax Deed duly executed by the Management Sellers;

                4.3.10 the written resignation of the Auditors as auditors of the Company and LSD containing an acknowledgement that they have no claim for compensation for loss of office, professional fees or otherwise and a statement pursuant to section 394 of the Act that there are no circumstances connected with such resignations which the Auditors consider should be brought to the attention of the members or creditors of the Company or LSD;

                4.3.11 a banker's draft in favour of the Company or the Subsidiaries in respect of all amounts owed to it by the Sellers or a certificate from the Sellers that there are no such sums owing;

                4.3.12 the Deeds of Release duly executed by Murray Ventures PLC and Sumit Venture Fund One Limited Partnership;

                4.3.13 the Option Agreement duly executed by the Management Sellers.

                4.3.14 the Service Agreements executed by each of the Management Sellers;

                4.3.15   the consents described in clause 16.

         4.4 The Sellers are to ensure that board meetings of the Company and LSD are held at which:

                4.4.1 the transfers of the Sale Shares are approved for registration subject only to being stamped;

                4.4.2 in the case of the Subsidiaries the transfers referred to in clause 0 are approved for registration subject only to being stamped;

                4.4.3 John Lawrence and Richard Collins deliver their written resignations as directors of the Company and the Subsidiaries in the agreed form;

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                4.4.4    the nominees of the Buyer are appointed as directors;

                4.4.5 all existing authorities to bankers are amended as the Buyer may direct;

                4.4.6    Ernst & Young are appointed auditors; and

                4.4.7    the accounting reference dates are changed to 31
                         December.

         4.5 The Buyer and the Management Sellers are to enter into and exchange engrossments of the Option Agreement.

         4.6 The Management Sellers will and the Buyer will procure that the Company enters into and exchanges engrossments of the Service Agreements.

         4.7    The Buyer will then:

                4.7.1 deliver to the Sellers' Solicitors a counterpart of the Disclosure Letter, duly executed by the Buyer's Solicitors;

                4.7.2 deliver to the Management Sellers a duly executed counterpart of the Option Agreement;

                4.7.3 pay the sum of $14,567,571 in respect of the Consideration by wire transfer to the account of the Seller's Solicitors with the Midland Bank Plc, New Street Branch, Birmingham, England, Sort Code:
                         40-11-18, Account Number: 37612414 Ref 605-601236-4000
                         (Name: Dibb Lupton Alsop Call Deposit US $ Account);

                4.7.4 deliver to the Management Sellers an executed counterpart of the Tax Deed; and

                4.7.5 pay to Murray Ventures Plc and Sumit Venture Fund One Limited Partnership the sum of ,42,500 in full and final settlement of all sums due to them in respect of the Cumulative Preferred Participating Ordinary Shares of 10p each and Cumulative Redeemable Preference Shares of 50p each held by them prior to the transfer referred to in clause 0.

                4.7.6 deliver to the Warrantors executed Counterparts of the Service Agreements.

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         4.8    After Completion the parties will do all acts and things which may prove necessary to implement in full their respective obligations under the terms of this Agreement.

5.       The Warranties

         5.1 The Management Sellers severally warrant to the Buyer as at the Completion Date in the terms set out in Schedule 4 subject only to:

                5.1.1 any matter which is fairly disclosed in the Disclosure Letter;

                5.1.2    the provisions of this clause 0 and Schedule 5; and

                5.1.3 any matter or thing done or omitted to be done pursuant to this Agreement.

         5.2 The Management Sellers acknowledge that the Buyer has entered into this Agreement in reliance upon, amongst other things, the Warranties.

         5.3    The Warranties shall be separate and independent.

         5.4 All Warranties which relate to the Management Sellers' knowledge, information, belief or awareness are given by them after having made all reasonable enquiries and investigations.

         5.5 For the avoidance of doubt Murray Venture PLC, Summit Venture Funds One Limited and John Lawrence shall have no liability to the Buyer under this Agreement or the Tax Deed save in respect of:-

                5.5.1    clause 0;

                5.5.2    clause 0;

                5.5.3    clause 2.3;

                5.5.4    Clause 0;

                5.5.5    Clause 4.3.11;

                5.5.6    Clause 4.3.12;

                5.5.7    clause 0;

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                5.5.8    clause 6.2;

                5.5.9    clause 0;

                5.5.10   clause 8;

                5.5.11   clause 13;

                5.5.12   clause 14.3;

                5.5.13   clause 14.6; and

                5.5.14   clause 16;

                5.5.15   Clause 17.

6.       Management Sellers' Continuing Obligations

         6.1    Notwithstanding Completion the Management Sellers shall:

                6.1.1 continue to give to the Buyer such information as the Buyer may reasonably require relating to the Company the Business and its employees, customers and suppliers;

                6.1.2 recommend and introduce the Buyer to customers, suppliers and professional contacts of the Company; and

                6.1.3 at the Buyer's request and cost execute all such documents and do all such things and afford to the Buyer such assistance as the Buyer may require for the purpose of implementing all the provisions of this Agreement.

         6.2 The Sellers severally (but not jointly) undertake that they will not at any time after Completion without the Buyer's prior written consent:

                6.2.1 use any name identical to or likely to be confused with a name used by the Company prior to Completion in connection with the Business or make reference in any way to such a name (and for this purpose, "name" includes a company or trading name);

                6.2.2 make any public announcement regarding the Company, the Business or this transaction save as may be required by law or the rules of any recognised investment exchange; or

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

                6.2.3 disclose or use any trade secrets or confidential information (other than any which is public knowledge) relating to the Company and/or the Business which they have acquired prior to Completion.

         6.3 Save as specified in clause 0 the restrictions set out in clause 0 are to prevent each of the Sellers from carrying out any of the prohibited activities on their own behalf or jointly with or as servant, agent, manager, employee, consultant, director or shareholder of any other person, firm, company or body.

         6.4 Nothing in this clause is to prevent any of the Management Sellers from:

                6.4.1 holding for investment purposes up to 3% of the issued share capital of a company whose shares are dealt in or quoted on a recognised stock exchange; or

                6.4.2 performing their duties under any contract of employment with the Company.

         6.5 In this clause 0 all references to the Company shall be deemed to include a reference to each of the Subsidiaries.

         6.6 The parties consider the commitments contained in this clause 0 to be reasonable as between themselves and the public interest. If, however, any of them are found by a court to be unreasonable and unenforceable but would be reasonable and enforceable if certain words were deleted, then the commitments will apply with those words deleted.

7.       Indemnity

         Following Completion, the Company and the Buyer will keep Nicholas Jackson and Terence Lee (two of the Management Sellers) fully indemnified against all liabilities, costs, claims and expenses (including without limitation all reasonable professional fees) incurred by either of them in relation to the claim against them by Friend & Co further details of which are set out in the Disclosure Letter. Save to the extent that any such liabilities costs claims and expenses are incurred as a result of the wilful misconduct or gross negligence of either Nicholas Jackson or Terence Lee.

8.       Subscription Agreement

         8.1 Each of the Sellers and the Company and the Subsidiaries hereby forever release and discharge each other (and their respective affiliates, employees and agents) from all claims, demands, damages, debts, liabilities, obligations and causes of action, whether fixed or contingent and whether known or unknown, based on facts existing on or prior to the date of this Agreement and arising under the terms of the Subscription Agreement.

         8.2 Murray Ventures plc and Sumit Venture Fund One Limited Partnership (the "Investors") hereby forever release and discharge the Group Companies their affiliates, employees and agents from all claims, demands, damages, debts, liabilities, obligations and causes of action, whether fixed or contingent and whether known or unknown, based upon facts existing on or prior to the date hereof (other than any claims arising out of the Investors' investment in any companies other than any Group Company), including, but not limited to, any obligations pursuant to the following agreements:

                8.2.1 Share Subscription Agreement, dated April 13, 1995, between the Investors, Nicholas Jackson and others, and Manordegree Limited;

                8.2.2 Secured Loan Notes and Debentures, dated April 13, 1995, executed by Manordegree Limited in favour of the Investors; and

                8.2.3 Guarantees, Debentures and Security Agreement, dated April 13, 1995, executed by Shinetest Limited and Shinetest, Inc. in favour of the Investors.

                8.2.4 Subject to clause 4.7.5 any unpaid accumulated dividends due in respect of any of the Sale Shares held by the Investors.

         8.3 The Investors hereby waive and release the Company from any obligations pursuant to the Articles of Association of the Company to redeem the CPPO Shares or Preference Shares (as defined in the Articles of Association).

         8.4 The releases and waivers contained in clauses 0 and 0 shall not apply to any claims which arise as the result of the fraud or wilful default of the party against whom a claim is made.

9.       Restrictive Trade Practices Act

         9.1 If any provision of this Agreement is a Registrable Restriction the following shall apply:

                9.1.1 each of the parties shall either independently or together with the other party furnish this Agreement to the Director General of Fair Trading within 3 months of the date of this Agreement; and

                9.1.2 none of the parties will give effect to, or enforce or purport to enforce any Registrable Restriction until the day following the day upon which the particulars of that Registrable Restriction are furnished to the Director General of Fair Trading in accordance with the provisions of the Restrictive Trade Practices Act 1976.

         9.2 The parties agree that if this Agreement is not furnished in accordance with the provisions of clause 0, then any Registrable Restriction (whether contained in this Agreement or not) forming part of the arrangement of which this Agreement is itself part will be void and no party will seek to enforce such Registrable Restriction.

10.      Successors and Assigns

         Neither party may assign its rights or obligations under this Agreement without the consent in writing of the other.

11.      Release, Indulgence, etc by Buyer

         Any liability to the Buyer under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by the Buyer in its absolute discretion as regards any of the Management Sellers under such liability without in any way prejudicing or affecting its rights against any other of the Management Sellers under the same or a like liability whether joint or several or otherwise.

12.      Notices

         12.1 Any notice given under this Agreement is to be in writing and signed by or on behalf of the party giving it. The notice may be served by leaving it at or sending it by facsimile transmission, pre-paid recorded delivery, reputable international courier or registered post to:

                12.1.1   in the case of the Buyer, its head office; and

                12.1.2 in the case of the Management Sellers, their addresses set out in Schedule 1 or such other address within the United Kingdom or the United States as they may notify to the Buyer from time to time.

         12.2   Any notice so served is deemed to have been received:

                12.2.1   in the case of personal service, upon delivery;

                12.2.2 in the case of facsimile transmission, 1 hour after the time of despatch provided that the sender obtains confirmation of transmission; and

                12.2.3 in the case of international courier, pre-paid recorded delivery or registered post, 96 hours from the time of posting, save that where a notice would be deemed to be received on a day which is not a Working Day, the notice shall instead be deemed to be received at 9.00 am on the next Working Day.

         12.3 For notices served by post it will be sufficient in proving service to establish that the envelope containing the notice was properly stamped, addressed and posted.


13.      Confidentiality

         Save to the extent required by law or the rules of any recognised investment exchange, no announcement concerning the terms of or any matters contemplated by this Agreement or any matter ancillary to it may be made by or on behalf of any party to the Agreement except with the prior written consent of all of the other parties.

14.      Miscellaneous

         14.1 This Agreement may be executed in any number of counterparts and by the several parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one document.

         14.2 This Agreement will remain in full force and effect after Completion in respect of any matters which have not been performed in full at such time.

         14.3 Each of the parties is to be responsible for its or his own costs relating to the preparation and execution and performance of this Agreement and any document entered into pursuant to its terms.

         14.4 This Agreement and the documents referred to in it constitute the entire agreement between the parties. No variation of this Agreement will be effective unless it is in writing signed by or on behalf of all of the parties.

         14.5 If any monies falling due for payment pursuant to this Agreement are not paid in full on the due date for payment they will bear interest at the Specified Rate from the due date for payment until the date of payment in full. Interest will be calculated on a daily basis and compounded quarterly on the last day of March, June, September and December in each year. Interest will not accrue on the Completion monies provided they are paid within 10 working days of the date of this Agreement.

         14.6 The Management Sellers and the Buyer shall consult together as to the terms of, the timetable for and manner of publication of, any announcement to the Employees, the customers and suppliers or otherwise which either party may desire or be obliged to make regarding this Agreement. Except as agreed between the Management Sellers and the Buyer, such agreement not to be unreasonably withheld or delayed, or to the extent required by law or any regulatory authority where there is no opportunity to consult with the other, neither the Sellers nor the Buyer shall make or authorise any public announcement or statement concerning the subject matter of this Agreement.

15.      Sale and Use Tax

         The parties recognise that LSD, Inc. may be deemed to have transacted business in several of the United States of America. In so doing, issues may arise as to the liability of LSD, Inc. for sales, use, franchise and income taxes in said states other than California and Tennessee. While the Management Sellers believe that all requisite tax returns have been filed and taxes paid, if any Governmental Body, other than the States of California, Tennessee, and any State in which LSD Inc maintains or has maintained a place of business or from which more than 10% of LSD Inc's net revenues in any fiscal year have been derived shall assert or assess or threaten to assert or assess any liability for sales, use, franchise and income taxes against LSD, Inc., the Management Sellers shall have no responsibility or liability for the defense or payment of same and the Buyer shall procure that LSD Inc pays such taxes but for the avoidance of doubt this clause 15 shall not exclude the liability of the

         Management Sellers under this Agreement or the Tax Deed in respect of such taxes in the states of California, Tennessee and any State in which LSD Inc maintains or has maintained a place of business or from which more than 10% of LSD Inc's net revenues in any fiscal year have been derived.

16.      Election for U.S. Income Tax Purposes

         On or before Completion each Seller agrees to provide the Buyer with a written consent with respect to the Company and LSD to treat each such company as either a partnership or a disregarded entity for U.S. Federal income tax purposes pursuant to Section 301.7701-3(c) of U.S. Treasury Regulations. The election shall be effective as of the day immediately before the Completion Date and each consent shall be provided on separate statements substantially in the form agreed. Notwithstanding the foregoing, whether or not the Company and/or LSD shall file an election pursuant to U.S. Treasury Regulation Section 301.7701-3(c) shall be made in the sole and absolute discretion of the Buyer.

17.      Further Assurance

         The Sellers will execute all deeds and documents and provide such reasonable assistance as may be necessary to validly transfer title to the Sale Shares to the Buyer and to give full effect to the transactions contemplated by this Agreement .

18.      Jurisdiction

         This Agreement will be governed by English Law. The parties agree to submit to the exclusive jurisdiction of the Courts of England.


IN WITNESS of which this document has been executed and on the date set out above delivered as a deed.

                                  Schedule 1
                                  The Sellers
                                    Part 1
                            The Management Sellers

          1                                    2                                       3            4               5

SHAREHOLDER                           NUMBER OF SALE SHARES                          NUMBER        % OF           AMOUNT
                                                                                       OF          CLAIM            OF
                                                                                     OPTION                    CONSIDERATION
                                                                                     SHARES
-----------------------------------------------------------------------------------------------------------------------------------
                        'A'           'B'         Cumulative       Cumulative
                      Ordinary      Ordinary      Preferred        Redeemable
                     Shares of       Shares       Participating    Preference
                      10p each       of 20p       Ordinary Shares  Shares of
                                      each        of 10p each      50p each
-----------------------------------------------------------------------------------------------------------------------------------
Nick Jackson              0          25,000                 0              0          6,250          25           $1,415,615

-----------------------------------------------------------------------------------------------------------------------------------
Tim Murch                 0          20,000                 0              0          5,000          20           $1,161,293

-----------------------------------------------------------------------------------------------------------------------------------
John Lobel                0          12,500                 0              0          3,125        12.5             $725,807

-----------------------------------------------------------------------------------------------------------------------------------
Bill Hewlett              0          12,500                 0              0          3,125        12.5             $725,807

-----------------------------------------------------------------------------------------------------------------------------------
Dave Keighley        15,000               0                 0              0          1,875         7.5                 $669

-----------------------------------------------------------------------------------------------------------------------------------
Terry Lee            15,000               0                 0              0          1,875         7.5                 $669

-----------------------------------------------------------------------------------------------------------------------------------
Jerry Reidy          15,000               0                 0              0          1,875         7.5                 $669

-----------------------------------------------------------------------------------------------------------------------------------
Mickey Curbishley    15,000               0                 0              0          1,875         7.5                 $669



                                    Part 2
                          A               B
-----------------------------------------------------------------------------------------------------------------------------------
Murray
Ventures PLC              0               0           203,703      1,416,667              0           0           $7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Sumit
Venture Fund
One Limited
Partnership               0               0           101,852        708,333              0           0           $3,500,000
-----------------------------------------------------------------------------------------------------------------------------------
John Lawrence         8,333               0                 0              0              0           0                 $373


-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                68,333          70,000           305,555      2,125,000         25,000         100          $14,567,571
-----------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 2
                                  The Company

Company number                    :      3024622

Date of incorporation             :      21 February 1995

Authorised
share capital                     :      1,125,000

Issued share capital              :      ,1,118,888,80 registered as follows:


                                 No of  Class of
Member                          Shares  Shares
------                          ------  ------
Nick Jackson                            'B' Ordinary Shares of 20p
                                31,250

Tim Murch                       25,000  'B' Ordinary Shares of 20p

John Lobel                      15,625  'B' Ordinary Shares of 20p

Bill Hewlett                    15,625  'B' Ordinary Shares of 20p

Dave Keighley                    1,875  'B' Ordinary Shares of 20p

Terry Lee                        1,875  'B' Ordinary Shares of 20p

Jerry Reidy                      1,875  'B' Ordinary Shares of 20p

Mickey Curbishley                1,875  'B' Ordinary Shares of 20p

Terry Lee                       15,000  'A' Ordinary Shares of 10p each

Jerry Reidy                     15,000  'A' Ordinary Shares of 10p each

Mickey Curbishley               15,000  'A' Ordinary Shares of 10p each

Dave Keighley                   15,000  'A' Ordinary Shares of 10p each

John Lawrence                    8,333  'A' Ordinary Shares of 10p each



Murray Ventures plc            203,703  Cumulative Participating Preferred
                                        Ordinary Shares of 10p

Sumit Venture Fund             101,852  Cumulative Participating Preferred
One Limited                             Ordinary Shares of 10p
Partnership

Murray Ventures plc          1,416,667  Cumulative Redeemable Preference
                                        Shares of 50p

                                No. of  Class of
Member                          Shares  Shares
------                          ------  ------

Sumit Venture Fund              708,333 Cumulative Redeemable Preference
One Limited                             Shares of 50p each
Partnership

Registered office            :      201 Coventry Road  Birmingham West Midlands

Accounting reference
date                         :      31 March

Directors                    :      N B Jackson, J Lawrence, J Reidy,
                                    T J Murch, R A Collins, D J Keighley

Secretary                    :      J Reidy

Auditors                     :      Arthur Anderson

Charges and
          debentures               :                                     Document
                                                                         Date of
                                              Chargee                      Creation
                                              -------                    ----------

                                   Sumit Venture          Debenture      13 April 1995
                                   Fund One Limited
                                   Partnership

                                   Murray                 Debenture      13 April 1995
                                   Ventures plc

                                   Midland Bank           Fixed &        23 May 1995
                                   plc                    Floating
                                                          Charge

                                   Midland Bank           Fixed &        3 July 1995
                                   plc                    Floating
                                                          Charge

                                  Schedule 3
                               The Subsidiaries


                                    Part 1
                                    ------

                         Light & Sound Design Limited
                         ----------------------------

Company number                 :      3014564

Date of Incorporation          :      26 January 1995

Authorised share
capital                        :      ,100

Issued share capital           :      ,2 registered as follows:



                                    No of                    Class of
Member                              Shares                   Shares
------                              ------                   ------
Light & Sound Design                2                        Ordinary
 (Holdings) Limited

Registered office              :      201 Coventry Road  Birmingham West
                                      Midlands

Accounting Reference
date                           :      31 March

Directors                      :      M Curbishley, T Lee, N B Jackson, J Reidy,
                                      D J Keighley

Secretary                      :      J Reidy

Auditors                       :      Arthur Andersen

Charges and                                                           Date of
debentures      Chargee                     Document                  Creation
                -------                     --------                  --------
                Sumit Venture               Debenture                 13.04.95
                Fund One
                Limited
                Partnership

                Murray Ventures             Debenture                 13.04.95
                plc

                Midland Bank                Fixed &                   23.05.95
                plc                         Floating Charge


                                    Part 2
                                    ------

                           Light & Sound Design Inc.
                           -------------------------

Date of Incorporation          :      7 April 1995

Registered Office              :      9107 Wiltshire Boulevard
                                      Suite 3000, Beverley Hills
                                      California  90210

Authorised share
capital                        :      1,000,000 of no par value

Issued share capital           :

                                       No of                    Class of
Member                                 Shares                   Shares
------                                 ------                   ------
Light & Sound Design
(Holdings) Limited                     416,000                  Common Stock


Accounting Reference
Date                           :      31 March

Directors                      :      N B Jackson
                                      T Murch
                                      J Lobel
                                      W E Hewlett

Secretary                      :      J Lobel

Auditors                       :      Arthur Anderson

Charges                        :      Security Interest dated 13 April 1995 in
                                         favour of Murray Ventures PLC

                                         Security Interest dated 13 April 1995
                                         in favour of Sumit Venture Fund One
                                         Limited Partnership

                                         Charge dated 23 May 1995 in favour of
                                         Midland Bank Plc

                                  Schedule 4
                                The Warranties

1       Capacity
        1.1 The information contained in the Schedules is true, complete and accurate in all respects.

        1.2 The copy of the memorandum and articles of association of the Company annexed to the Disclosure Letter is true, accurate and up-to-date. It has annexed to it copies of all resolutions and agreements as are required by law to be annexed to them.

        1.3 All the assets of the Company or which it purports to own (including without limitation those set out on the HITS listing and the HIREMATE listing annexed to the Disclosure Letter) are its absolute property and are free of any Encumbrance. They are not subject to any charge, mortgage, leasing or hiring agreement, hire-purchase agreement or agreement for payment on deferred terms.

        1.4 The Company is duly organised and validly existing under the Act. It has full power and authority under the Act to conduct the business as it is now being conducted to own or use the properties and assets that it purports to own or use and to perform the material obligations under the contracts to which it is a party.

        1.5 The Sellers have full power and authority to enter into the Agreement which will constitute a legally binding commitment on their part.

        1.6 Except as set out in the Disclosure Letter, the execution delivery and performance of this Agreement will not:-

                      1.6.1 contravene, (a) any provision of the Memorandum or Articles of Association of the Company or (b) any resolution adopted by the Board of Directors or the shareholders of the Company;

                      1.6.2 contravene, conflict with or result in a violation of, or give any Governmental Body or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Company or any Seller, or any of the assets owned or used by the Company may be subject;

                      1.6.3 contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorisation that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                      1.6.4 result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

         1.7 Except as set out in the Disclosure Letter, the Company is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement.

2       The Accounts

        2.1           A true copy of the Accounts is annexed to the Disclosure
                      Letter.

        2.2           The Accounts:

                      2.2.1  comply with the provisions of the Act;

                      2.2.2 have been prepared in accordance with generally accepted accountancy practice in the United Kingdom;

                      2.2.3 show a true and fair view of the state of affairs of the Company as at the Balance Sheet Date and of the profit or loss of the Company for the accounting period ended on that date.

                      2.2.4 value stock and work in progress at the lower of cost and net realisable value.

        2.3 All accounts receivable reflected in the Accounts represent valid obligations arising from sales actually made or services actually provided in the ordinary course of business.

        2.4 There is attached to the Disclosure Letter a list of all accounts receivable as at 31 May. The Warrantors are not aware, having made no enquiry other than of each other, of any reason why such receivables will not be collected in the ordinary course of business.

3       Events since the Accounts Date

        3.1 Since the Accounts Date the Company has carried on its business in the ordinary and normal course so as to maintain the same as a going concern and except as set out in the Disclosure Letter there has not been any:

                      3.1.1 increase by the Company in any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar contract with any director, officer or employee earning in excess of ,30,000 per annum after such increase;

                      3.1.2 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, pension, retirement or other employee benefit plan for or with any employees of the Company;

                      3.1.3 entry into, termination of, or receipt of written notice of termination of any contract, involving a total remaining commitment by the Company of ,50,000;

                      3.1.4 material change in the accounting policies used by the Company;

                      3.1.5 incurrence of any actual liabilities in excess of 50,000 as a result of any event or transaction or series of related events or transactions, or discharge or satisfaction of any Encumbrances, other than in the ordinary course of business, payment of any liabilities, other than in the ordinary course of business, or failure to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties (liabilities in this context includes without limitation any indebtedness, guarantee, cost, expense, fine or responsibility in respect of any third party claim or violation of any legal requirement but shall exclude any matter relating to the Environment or any matter for which the Company has compulsory insurance cover at Completion);

                      3.1.6 creation by the Company of any guarantee of any indebtedness for money borrowed, or mortgaging or pledging of any of its assets or subjecting any of its assets to any Encumbrance;

                      3.1.7 Any capital commitments or expenditure in excess of ,10,000;

                      3.1.8 dividend or other distribution paid or declared by the Company;

                      3.1.9 any material adverse change in the business or operations of the Company.

4       Legislation

        4.1 So far as the Warrantors are aware all necessary licences, consents, permits and authorities (public and private) have been obtained by the Company to enable it to carry on its business in the manner in which it is now carried on. So far as the Warrantors are aware all such licences, consents, permits and authorities are valid and subsisting. The Warrantors know of no reason why any of them should be suspended, cancelled or revoked the Disclosure Letter contains details of all such licences, consents, permits and authorities.

        4.2 So far as the Warrantors are aware the Company has conducted the Business in all material respects in accordance with all applicable laws and regulations of the United Kingdom.

        4.3 The minute books, stock record books and other records of the Company, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with all Legal Requirements. The minute books of the

                      Company contain accurate and complete records of all meetings held of and corporate action taken by, the Shareholders, the Boards of Directors and committees of the Boards of Directors of the Company, and no meeting of any such Shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books except to the extent set forth in clause 4.3.8.

5       Litigation

        5.1 No claim of any nature has been made against the Company which has not been settled in full and there has not been any and so far as the Warrantors are aware there is no investigation, decree or judgment of any court outstanding or anticipated against the Company which has had or may have a material adverse effect upon the Company.

        5.2 The Company is not at present engaged, whether as plaintiff or defendant or otherwise, in any legal action, proceedings or arbitration and is not being prosecuted for any criminal offence. There are no circumstances of which the Warrantors are aware likely to lead to any such claim, legal action, proceedings, arbitration or prosecution.

        5.3 There is no Order to which the Company, or any of the assets owned or used by the Company, is subject.

        5.4 No Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company.

        5.5 So far as the Warrantors are aware, no officer, director or employee of the Company is subject to any Order that prohibits such officer, director, or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

6       Trading and associated matters

        6.1 The Company does not use on its letterhead, brochures, sales literature or vehicles or otherwise carry on its business under a name other than its corporate name.

        6.2 There are no monies owed by the Company to the Sellers nor any monies owed by the Sellers to the Company.

        6.3 Not more than 10% of the aggregate amount of all the sales of the Company are made to any single source.

        6.4           The Disclosure Letter contains details of:

                      6.4.1 each contract not entered into in the ordinary course of business that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of ,50,000;

                      6.4.2 each contract that was not entered into in the ordinary course of business and that involves expenditure or receipt by the Company in excess of ,50,000;

                      6.4.3 each collective bargaining agreement and other contract to or with any labour union or other employee representative of the Company's employees;

                      6.4.4 each contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any person;

                      6.4.5 each contract providing for payments by the Company to or to the Company by any person based on sales, purchases or profits, other than direct payments for goods or services;

                      6.4.6 each power of attorney granted by the Company that is currently effective and outstanding;

                      6.4.7 each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                      6.4.8 each written warranty, guaranty and other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; and

                      6.4.9 each contract to which the Company is a party involving a sharing of profits losses costs or liabilities by the Company with any other person.

        6.5           Except as set out in the Disclosure Letter:

                      6.5.1 so far as the Warrantors are aware having made no enquiry, no officer, director or employee, of the Company is bound by any contract that purports to limit the ability of such officer, director, or employee, to (a) engage in or continue any conduct, activity or practice relating to the business of the Company, or (b) assign to the Company or to any other person any rights to any invention, improvement or discovery.

        6.6 Except as set out in the Disclosure Letter, each such contract required to be set out in paragraph 6.4 above is in full force and effect and the Company has not given to or received from any other person, any written notice regarding any material default under any such Contract and the Warrantors are not aware of any circumstances likely to cause any such notice to be served.

        6.7 There are no current renegotiations of any material amounts paid or payable to the Company (being amounts in excess of ,50,000) under current or completed contracts with any person and, so far as the Warrantors are aware, no such person has made written demand for such renegotiation.

        6.8 The Contracts relating to the sale, design, manufacture or provision of products or services by the Company have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

        6.9 So far as the Warrantors are aware having made no enquiry the Company as at Completion has no actual or contingent liabilities or obligations other than liabilities or obligations provided for in the

                      Accounts or liabilities in respect of goods and services supplied to the Company in the ordinary course of business. Liabilities in this context includes without limitation any indebtedness, guarantee, cost, expense fine or responsibility other than any relating to the Environment or any for which the Company has compulsory insurance cover as at Completion.

7       Employees

        7.1 So far as the Warrantors are aware the Company has complied with all obligations imposed by statute, regulation, contract and common law relating to the Employees and the Company has maintained adequate and suitable records regarding their service.

        7.2 The Warrantors have not received any notice of termination from any of the Employees in respect of their contracts of employment.

        7.3 There are not in existence any service agreements with directors, officers or employees of the Company which cannot be terminated by 3 months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment).

        7.4 The Employees have been paid all sums to which they are entitled from the Company.

        7.5 There are no disputes between the Company and the Employees and so far as the Warrantors are aware there are no facts, matters or circumstances likely to give rise to any such disputes or any claim by any of the Employees or any former employee of the Company.

        7.6 The Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Company, employer; name; job title; current salary and participation under any employee benefit plan, including any pension plan.

        7.7 Since the date of the Company's incorporation, it has not been and is not currently a party to any collective bargaining or other labour contract, and there has not been and there is not presently pending or existing, any strike, slowdown, picketing or work stoppage.

        7.8 The Warrantors are not aware of any pending grievance or dispute that could give rise to any strike, slow down, picketing or work stoppage or disruption.

8       Insurances

        8.1 The Disclosure Letter contains full particulars of all insurance policies validly effected by the Company.

        8.2 The Disclosure Letter sets out a summary of the claims history under each policy.

        8.3           Except as set out in the Disclosure Letter:

                      8.3.1 All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company:-

                               8.3.1.1   are valid and existing;

                               8.3.1.2 and the premiums in respect of them are fully paid up to date and the Company has duly performed all its obligations under such policies.

9       Intellectual Property

        9.1 The details of all Intellectual Property owned by the Company are contained in the Disclosure Letter and are accurate in all material respects and the Company has complied with all formal Legal Requirements relating to the maintenance of or application for the registration of such Intellectual Property.

        9.2 So far as the Warrantors are aware none of the Intellectual Property used by the Company infringes the rights of any third party and no third party is currently infringing any of the Intellectual Property used by the Company and the Warrantors are not aware of any circumstances likely to give rise to any such infringement.

        9.3 The Company is not under any obligation to make payment to third parties in respect of the Intellectual Property used by it.

10      The Properties

        10.1 The Properties comprise all the land and premises that the Company owns, occupies or otherwise uses.

        10.2 The Company has in its possession all title deeds and agreements to which it is a party and other documents which it owns or which ought to be in its possession, and these are properly executed and stamped.

        10.3          With respect to the real property that is leased by the
                      Company:

                      10.3.1 True, complete and up-to-date copies of every lease and sublease to which the Company is a tenant or subtenant ("the Leases") are annexed to the Disclosure Letter.

                      10.3.2 The Company has paid the rents due under the Leases and has not received written notification from any Landlord of the Leases that it is in breach of any obligation contained in the Leases.

11      Shares

        11.1 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue or transfer of any share or loan capital of the Company under any option or other agreement (including, without limitation, conversion rights).

        11.2 The Company has never had any subsidiaries other than the Subsidiaries and the Company owns all of the issued and outstanding securities of the Subsidiaries free from any Encumbrance.

        11.3 There are no rights of pre-emption over or restrictions relating to the transfer of the Sale Shares (whether contained in the Company's articles of association or otherwise) which could prevent their sale by the Sellers to the Buyer pursuant to this Agreement.

        11.4 All of the outstanding equity securities of the Company have been validly issued in accordance with all applicable Legal Requirements and are fully paid.

12      Taxation

        12.1          Definitions

                      For the purposes of the warranties in this paragraph 0 the following definitions have the following meanings:

                      12.1.1   "CAA" means the Capital Allowances Act 1990;

                      12.1.2   "CGTA" means the Capital Gains Tax Act 1979;

                      12.1.3 "Company" shall mean Light & Sound Design Holdings Limited and Light & Sound Design Limited that shall not be deemed to include a reference to LSD Inc.


                      12.1.4   "TA" means the Income and Corporation Taxes Act
                               1988;

                      12.1.5 "TCGA" means the Taxation of Chargeable Gains Act 1992;

                      12.1.6   "VAT" means value added tax; and

                      12.1.7   "VATA" means the Value Added Tax Act 1994.

             12.2     Capital gains - appropriation to trading stock

                      The Company has not made any claim or election under
                      section 161(3) of the TCGA.

             12.3     Capital gains

                      12.3.1 No chargeable gain would arise on the disposal by the Company of any asset where such disposal is acquired since the Accounts Date for a consideration equal to the consideration actually given for the acquisition of such asset (disregarding any indexation relief);

                      12.3.2 No chargeable gain could arise on the disposal by the Company of any asset (the ownership of which was reflected in the Accounts) for a consideration equal to the value attributed to that asset in the Accounts (disregarding any indexation relief).

             12.4     Close companies

                      12.4.1    The Company is a close company.

                      12.4.2 The Company is not and has never been a close investment-holding company within the meaning of section 13A of the TA;

                      12.4.3 No distribution within section 418 of the TA has been made by the Company.

             12.5     Capital allowances

                      12.5.1 All capital expenditure incurred by the Company since the Accounts Date has qualified for capital allowances. Such allowances have been made in taxing the Company's trade;

             12.6     Distributions

                      No distribution within the meaning of sections 209 or 210 of the TA (other than dividends shown in its audited accounts) has been made by the Company since 6 April 1965. The Company is not bound to make any such distribution.

             12.7     The Company is a member of a group for VAT purposes.

             12.8     Purchase of own shares

                      The Company has not purchased, redeemed or repaid nor agreed to purchase, redeem or repay any of its own shares in circumstances to which section 219 of the TA applies.

             12.9 All returns, computations, deductions and payments which should be, or should have been, made by the Company for any taxation purpose have been made.

13           Pensions

             13.1 The Company neither operates nor is a participant in any pension or retirement benefit arrangements other than the Pension Schemes.

             13.2     The Pension Scheme is an exempt approved scheme within
                      section 592(1) of the Taxes Act or is capable of receiving such exempt approval. The Warrantors are not aware of any matter which could result in the withdrawal or refusal of that approval.

             13.3 The Pension Scheme is contracted-out scheme for the purposes of Part III of the Pension Scheme Act 1993. The Warrantors are not aware of any matter which could result in the Occupational Pensions Board withdrawing its contracted-out status.

             13.4 All contributions payable by the Company and all contributions due from members to the Pension Scheme have been made at the rate stipulated by the actuary to the Pension Scheme in the most recent actuarial investigation of the Pension Scheme.

             13.5 True copies of the Trust Deeds and Rules and ancillary deeds of the Pension Scheme are attached to the Disclosure Letter.

             13.6 The Disclosure Letter sets forth a complete list of all pension and other employee benefit, fringe benefit and compensation plans and arrangements covering directors, employees, former directors or employees, or their respective dependents, of LSD, Inc. (the "Plans"). The Plans have been administered in accordance with their terms; may be amended or terminated by the Company at any time without notice or approval and without any liability other than for benefits previously accrued as of the amendment or termination date; and, if intended to be tax qualified, are and have always been so tax qualified and have received favourable rulings to this effect covering such Plans since their inception.

             13.7 There are no multi-employer or multiple employer plans (as defined in the U.S. Internal Revenue Code and/or the U.S. Employee Retirement Income Security Act ("ERISA") and related laws and regulations). No Plan has been terminated and no reportable event (as defined in ERISA and related laws and regulations) has occurred with respect to any Plan.

14           Related Persons

             Except as set out in the Disclosure Letter, no Seller or any Related Person of any Seller or of the Company has, or since the date of incorporation of the company has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Except as set forth in the Disclosure Letter, no Seller or any Related Person of any Seller or of the Company is, or since the date of incorporation of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (a) had business dealings or a material financial interest in any transaction with the Company or (b) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Company Competing Business") in any market presently served by the Company except for passive investments in less than three percent of the outstanding share capital of any Company Competing Business that is publicly traded on any recognised exchange or in an over-the-counter market or any investments of those Sellers listed in part 2 of Schedule 1. Except as set out in the Disclosure Letter, no Seller or any Related Person of any Seller or of the Company is a party to any contract with, or has any claim or right against, the Company other than any Contract of Employment.

15           Environment

             The Company has complied with and is in compliance with all applicable Environmental Laws and there is no pending, or so far as the Warrantors are aware, threatened claim pursuant to any breach prior to Completion by the Company of any Environmental Law with respect to or relating to any of the properties or assets (whether real, personal or mixed) in which the Company has or has had an interest or for which the Company is otherwise responsible and which could reasonably be expected to have a material adverse effect on the Company's financial condition, results of operations or business.

16           Disclosure Letter

             So far as the Warrantors are aware, the contents of the Disclosure Letter fairly represent exceptions to those Warranties to which they relate and are not knowingly or deliberately misleading.

                                  Schedule 5
                           Limitations on Liability

17 The provisions of this schedule apply despite (and prevail over) any other provision of this agreement or the Tax Deed and are in addition and without prejudice to the Buyer's general legal obligation to mitigate any loss or damage it may suffer.

18          The Buyer:

            18.1 confirms that, in entering into this agreement, it relies on no warranties, representations, covenants, undertakings, indemnities or other information except to the extent set forth in the Transaction Documents;

            18.2 agrees that (except as expressly set out or referred to in the Transaction Documents) no information, advice or assurances it or anyone on its behalf may have received from the Warrantors, their advisors or anyone else on their behalf in relation to the Company or otherwise in relation to this agreement or its negotiation may be legally relied upon in any manner; and

            18.3 waives any rights it may have in respect of any information, advice or assurance it may have received other than that expressly set out or referred to in the Transaction Documents; and

            18.4 agrees that rescission shall not be available as a remedy for any breach of this agreement and agrees not to claim that remedy;

19 The Buyer shall not be entitled to make a Claim if and to the extent that the facts or information upon which it is based are fairly disclosed in the Disclosure Letter.

20          The Buyer shall not be entitled to make a Claim to the extent that:

            20.1 provision or reserve together with a note disclosing the matter to which it relates (or the existence or possibility of any resulting liability) has been made in the Accounts; or

            20.2 provision or reserve together with a note disclosing the matter to which it relates has been made in the Accounts which is insufficient by reason only of any increase in rates of Tax or change in the law after the date of this agreement having retrospective effect.

21 The Buyer shall not be entitled to make a Claim to the extent that the matter to which it relates:

            21.1      is recoverable by the Company from insurers;

            21.2 would not have arisen but for any matter or thing done or omitted to be done by the Buyer or the Company on or after Completion save that the Buyer shall be entitled to claim to the extent that any existing liability of the Warrantors is merely increased as a result of any such act or omission by the Buyer provided that the Buyer shall bear any increase in such liability;

            21.3 arises as a result of the passing or amendment of any legislation (including any subsidiary legislation) after Completion with retrospective effect.

22 The Buyer shall have no right to recover in respect of any Claim or Tax Claim unless and until the aggregate liability of the Warrantors (but for this paragraph) in respect of all Claims and Tax Claims would exceed $100,000, but, if such aggregate liability should exceed that sum, the Warrantors shall be liable for the full aggregate amount of the Claims and Tax Claims and not only for the amount by which the Claims and Tax Claims exceeds that sum.

23 The Buyer shall have no right to recover in respect of any individual Claim or Tax Claim in respect of which the aggregate liability of the Warrantors (but for this paragraph) would not exceed $10,000 and such Claim or Tax Claim shall not be counted in calculating the aggregate liability of the Warrantors for the purposes of paragraph 6 provided that any series of related or similar Claims or Tax Claims arising out of the same subject matter shall for the purpose of this paragraph 7 be deemed to be a single Claim or Tax Claim.

24 The maximum liability of each Warrantor pursuant to this Agreement and the Tax Covenant shall not exceed the following amounts:-

            Nick Jackson                    $1,451,615
            Tim Murch                       $1,161,292
            John Lobel                      $  725,807
            Bill Hewlett                    $  725,807
            Terry Lee                       $  435,484
            Dave Keighley                   $  435,484

            Mickey Curbishley               $  435,484
            Jerry Reidy             $  435,484

25 The Warrantors shall not be liable in respect of any Claim or Tax Claim unless particulars of that Claim or Tax Claim (with sufficient detail to enable the Warrantors to identify the basis of the Claim or Tax Claim and the Buyer's best estimate of the quantum of the Claim or Tax Claim and how this has been quantified) are given in writing to the Warrantors in respect of any Claim or Tax Claim, except to the extent set forth in the next succeeding proviso under the Warranties not later than 31st December 1999 and, in respect of any Tax Claim under the Tax Deed, not later than the sixth anniversary of the Completion Date.

26 The Buyer will give notice of a claim to the Warrantors as soon as reasonably practicable after becoming aware of any matter entitling it to bring a Claim provided that if failure or delay to so notify the Warrantors results in the Warrantors being prejudiced, the Warrantors' liability shall be reduced to the extent of that prejudice.

27 Any Claim or Tax Claim shall be unenforceable and be deemed waived unless proceedings in respect of it are issued and served within 12 months of the date of service of notice of that Claim or Tax Claim on the Warrantors under paragraph 9 (or if later in the case of a Tax Claim 3 months after any matter pursued pursuant to the provisions of clause 6 of the Tax Deed is concluded).

28 If any group Company or the Buyer is or becomes entitled to be indemnified by or to recover from any other person (including any Tax or other authority) in respect of a matter which would (apart from this paragraph) give rise to a Claim, the Buyer shall procure that:

            28.1 the Warrantors are notified as soon as practicable after the Company or the Buyer becomes aware of the possible entitlement;

            28.2 subject to the Warrantors indemnifying the Buyer to its reasonable satisfaction against the costs incurred, all reasonable steps are taken to enforce the indemnity or right of recovery (and during such enforcement activity the time period specified in paragraph 9 shall be suspended)

29 If the Company or the Buyer becomes entitled to recover any sum from any person in respect of the subject matter of any Claim in respect of which the Warrantors have made any payment to the

            Buyer, the provisions of paragraph 11 of this schedule shall apply mutatis mutandis to that entitlement and the Buyer shall pay to the Warrantors immediately after receipt by the Buyer or any group company the amount of the liability of the person (if any) which is established or agreed a sum equal to the lesser of:

            29.1 any amount any group Company or the Buyer receives (net of all costs and expenses reasonably and properly incurred by it in pursuing the claim against the other person); and

            29.2      the amount paid by the Warrantors in respect of the Claim

30 The Warranties are given on a several basis (save that for the avoidance of doubt each Warrantor shall be deemed to have the knowledge of each other Warrantor) and in respect of any Claim or Tax Claim the Buyer shall only be entitled to recover from each Warrantor that percentage of the Claim as is set against their respective names in Part 1 Schedule 1.

31 Payments made by the Warrantors to the Buyer in respect of Claims and Tax Claims shall constitute a repayment of and a reduction in the Consideration.

32 The Buyer shall not be entitled to make any Claim to the extent that the facts or matters giving rise to the Claim are outside the actual or constructive knowledge of all the Warrantors after having made all reasonable enquiries and investigation.

33 For the avoidance of doubt the Warrantors shall not be deemed to be aware of (save where the Warrantors otherwise have knowledge of such matters), and the Buyer acknowledges that no enquiries have been made of, any matter which would be revealed by searches at HM Land Registry, HM Land Charges Registry, all relevant Local Land Charges Registries and matters which would have been revealed by the replies to enquiries of all relevant Local Authorities in form CON29A.

                                  Schedule 6
                                  Properties


Address                        Parties to Lease                        Term                         Current Rent

24328 Vermont                  S Espirit Jones Inc.                    Monthly
Avenue, Harbor                 dba Mini Suites (1)
City,                          LSD, Inc (2)
California

1415 Lawrence                  Lawrence Drive                          1 January 1996
Drive, Newbury                 Partners Limited (1)                    to 31 December
Park,                          LSD, Inc (2)                            2002
California

1600 Heil                      Richard J Marsek                        3 years from 1
Quaker                         Richard V Marsek                        June 1996
Boulevard,                     David Marsek &
Nashville,                     Christine Kohun (1)
Tennessee                      LSD, Inc (2)

Part of Ground                 Faram Limited (1)                       6 January 1997
Floor at 163                   LSD (2) LSD, Inc (3)                    to 22 March 2003
Eversholt
Street, London,
NW1

201 Coventry                   The Trustees of the                     20 years from
Road, Small                    Light & Sound Design                    11 December 1987
Heath,                         Limited Self
Birmingham                     Administered Pension
                               Scheme (1) Light &
                               Sound Design Limited
                               (Company number
                               1472288) (2)

                               (assigned to LSD on
                               13 April 1995)

SIGNED and delivered as a deed  ) /s/ Jerry Reidy
by NICK JACKSON acting by his   ) for Nick Jackson
duly authorised attorney in     )
the presence of:                )
                                )


Witness

Signature              : /s/ Charles Cook


Name                   : Charles Cook


Occupation             : Solicitor


Address                : Birmingham


SIGNED and delivered as a deed  )
by TIM MURCH acting by his      ) /s/ Jerry Reidy
duly authorised attorney in     ) for Tim Murch
the presence of:                )
                                )

Witness


Signature             : /s/ Charles Cook


Name                  : Charles Cook


Occupation            : As above



Address               : As above

SIGNED and delivered as a deed  )
by JOHN LOBEL acting by his     ) /s/ Jerry Reidy
duly authorised attorney in     ) for John Lobel
the presence of:                )
                                )

Witness

Signature             : /s/ Charles Cook


Name                  : Charles Cook


Occupation            : As above



Address               : As above




SIGNED and delivered as a deed   ) /s/ Bill Hewlett
by BILL HEWLETT in the           )
presence of:                     )



Witness

Signature            : /s/ Charles Cook


Name                 : Charles Cook


Occupation           : As above



Address              : As above

SIGNED and delivered as a deed   ) /s/ Dave Keighley
by DAVE KEIGHLEY in the          )
presence of:                     )


Witness

Signature             : /s/ Charles Cook


Name                  : Charles Cook


Occupation            : As above



Address               : As above



SIGNED and delivered as a deed   ) /s/ Jerry Reidy
by TERRY LEE acting by his       ) for Terry Lee
duly authorised attorney in      )
the presence of:



Witness

Signature             : /s/ Charles Cook


Name                  : Charles Cook


Occupation            : As above

Address               : As above



SIGNED and delivered as a deed   )
by JERRY REIDY in the            ) /s/ Jerry Reidy
presence of:                     )



Witness

Signature            : /s/ Charles Cook


Name                 : Charles Cook


Occupation           : As above


Address              : A above



SIGNED and delivered as a deed   )
by MICKEY CURBISHLEY in the      ) /s/ Dave Keighly
presence of:                     ) for Mickey Curbishley




Witness

Signature    : /s/ Charles Cook

Name                : Charles Cook


Occupation          : As above



Address             : As above



SIGNED and delivered as a deed   ) /s/ Jerry Reidy
by JOHN LAWRENCE acting by his   ) for John Lawrence
duly authorised attorney in      )
the presence of:-


Witness


Signature          : /s/ Charles Cook


Name               : Charles Cook


Occupation         : As above


Address            : As above


EXECUTED by MURRAY VENTURES   )
PLC acting by its duly        ) /s/ Richard Collins
authorised signatory in the   )
presence of:                  )

Witness


Signature         : /s/ Charles Cook


Name              : Charles Cook


Occupation        : As above


  Address         : As above



EXECUTED by SUMIT VENTURE FUND    )
ONE LIMITED PARTNERSHIP acting    ) /s/ Richard Collins
by its duly authorised            )
attorney in the presence of:      )


Witness


Signature         : /s/ Charles Cook


Name              : Charles Cook


Occupation        : As above


  Address         : As above



EXECUTED by PRODUCTION         )

RESOURCE GROUP LLC acting by   )
its duly authorised attorney   ) /s/ Jeremiah J. Harris
in the presence of:            )


Witness


Signature         :


Name              :


Occupation        :


  Address         :